Exhibit 99.1

Alarm.com Announces Proposed Private Placement of $350.0 Million of Convertible Senior Notes

TYSONS, Va.--(BUSINESS WIRE)-- Alarm.com (Nasdaq: ALRM) today announced that it intends to offer, subject to market conditions and other factors, $350.0 million aggregate principal amount of Convertible Senior Notes due 2026 (the “notes”) in a private placement (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Alarm.com also intends to grant the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $52.5 million aggregate principal amount of notes.

The notes will be general unsecured obligations of Alarm.com and will accrue interest payable semiannually in arrears. Upon conversion, Alarm.com will pay cash or deliver, as the case may be, cash, shares of Alarm.com’s common stock or a combination of cash and shares of Alarm.com’s common stock, at its election. The interest rate, initial conversion rate and other terms of the notes will be determined at the time of pricing of the offering.

Alarm.com expects to use the net proceeds from the offering to repay all outstanding borrowings under, and terminate, its credit agreement and for working capital and other general corporate purposes. Alarm.com may use a portion of the proceeds from the offering for acquisitions or strategic investments in complementary businesses or technologies, although it does not currently have any plans for any such acquisitions or investments. If the initial purchasers exercise their option to purchase additional notes, Alarm.com expects to use the net proceeds from the sale of the additional notes for other general corporate purposes as described above.

The notes and any shares of Alarm.com’s common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Alarm.com

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things (IoT) devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe.

Forward-Looking Statements

This press release contains “forward-looking” statements that involve risks and uncertainties, including statements concerning the proposed terms of the notes, the completion, timing and size of the proposed offering of the notes and the anticipated use of proceeds from the offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ materially from Alarm.com’s plans. These risks include, but are not limited to, market risks, trends and conditions, and those risks included in the section titled “Risk Factors” in Alarm.com’s Securities and Exchange Commission (“SEC”) filings and reports, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and other filings that Alarm.com makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Alarm.com undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contacts

Investor Relations:

David Trone

Alarm.com

dtrone@alarm.com

Media Relations:

Matthew Zartman

Alarm.com

mzartman@alarm.com

Source: Alarm.com Holdings, Inc.